                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            AMSOUTH BANCORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

[LOGO OF AMSOUTH APPEARS HERE]
    BANCORPORATION

-------------------------------------------------------------------------------

Post Office Box 11007
Birmingham, Alabama 35288

NOTICE OF MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 16, 1998

TO THE HOLDERS OF SHARES OF COMMON STOCK:

 NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, the regular Annual Meeting of Shareholders of AMSOUTH BANCORPORATION will be held in the auditorium of AmSouth Bank in the AmSouth-Harbert Plaza, 1901 Sixth Avenue, North, in Birmingham, Alabama, on Thursday, April 16, 1998 at 11:00 A.M., Birmingham, Alabama time, for the purpose of considering and voting upon the following matters:

 1. The election of four directors of Class I to serve for a term of three years until the Annual Meeting of Shareholders in 2001 or until their successors are elected and qualify.

 2. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

 Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the meeting.

 Only those shareholders of record at the close of business on February 17, 1998 shall be entitled to receive notice of the meeting and to vote at the meeting.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ Diane S. Masters
                                   -----------------------------------
March 16, 1998                     Secretary

-------------------------------------------------------------------------------
WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY IF YOU WISH. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.
-------------------------------------------------------------------------------

TABLE OF CONTENTS                                                           PAGE

Notice of Meeting......................................................... Cover
Proxy Statement...........................................................     1
General...................................................................     1
Voting Securities and Principal Holders Thereof...........................     1
Election of Directors.....................................................     5
Executive Compensation....................................................    13
Voting Procedures.........................................................    22
Relationship With Independent Public Accountants..........................    22
Miscellaneous Information.................................................    23

                                PROXY STATEMENT
                             DATED MARCH 16, 1998
                            AMSOUTH BANCORPORATION
                   P.O. Box 11007, Birmingham, Alabama 35288
                      For Annual Meeting of Shareholders
                         To be Held on April 16, 1998
GENERAL
 This Proxy Statement is furnished on or about March 18, 1998, to the shareholders of AmSouth Bancorporation ("AmSouth" or "the Corporation") in connection with the solicitation of proxies by the Board of Directors of AmSouth to be used in voting at the Annual Meeting of Shareholders to be held on April 16, 1998 and any adjournment or adjournments thereof. If the enclosed Proxy is properly executed and received by AmSouth before or at the Annual Meeting, the shares represented thereby will be voted as specified in the Proxy, BUT IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR THE ELECTION OF THE FOUR NOMINEES AS DIRECTORS.
 The person giving the enclosed Proxy may revoke it at any time before it is voted by voting in person at the Annual Meeting or by delivering a later written proxy or a written revocation to the corporate secretary of AmSouth, provided such later written proxy or revocation is actually received by the corporate secretary of AmSouth before the vote of shareholders.
 Solicitation of proxies will be made initially by mail. In addition, proxies may be solicited by directors, officers and other employees of AmSouth and its subsidiaries, in person, by telephone and by other means. AmSouth has also retained Morrow & Co., Inc. to assist with the solicitation of proxies for a fee of $5,000 plus the reimbursement of any out-of-pocket expenses incurred. It is possible that Morrow & Co. may be paid additional fees depending upon the services rendered. The cost of preparing, assembling and mailing this Proxy Statement and other materials furnished to shareholders and all other expenses of solicitation, including the expenses of brokers, custodians, nominees and other fiduciaries who, at the request of AmSouth, mail material to or otherwise communicate with beneficial owners of the shares held by them, will be paid by AmSouth.
 THIS SOLICITATION IS MADE BY THE BOARD OF DIRECTORS OF AMSOUTH.
 The purposes of the Annual Meeting are as set forth in the accompanying "Notice of Meeting of Shareholders." Management of AmSouth does not know of any matters that may be brought before the Annual Meeting other than as described in the Notice of Meeting. IF ANY OTHER MATTERS SHOULD PROPERLY BE BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF, INCLUDING, BUT NOT LIMITED TO, ANY PROPOSAL OMITTED FROM THIS PROXY STATEMENT PURSUANT TO RULE 14A-8 UNDER THE SECURITIES EXCHANGE ACT OF 1934, THE ENCLOSED PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT.
 The Board of Directors urges that you execute and return the enclosed Proxy as soon as possible and recommends that the shares represented by the Proxy be voted in favor of the election of the four nominees as directors.
 A COPY OF AMSOUTH'S 1997 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THIS PROXY STATEMENT. A COPY OF AMSOUTH'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER WHO REQUESTS SUCH REPORT IN WRITING FROM M. LIST UNDERWOOD, JR., AMSOUTH BANCORPORATION, INVESTOR RELATIONS DEPARTMENT, POST OFFICE BOX 11007, BIRMINGHAM, ALABAMA 35288.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
 Shares of common stock, $1.00 par value per share, are the only authorized securities of AmSouth entitled to vote, and each outstanding share is entitled to one vote. Only holders of record of common stock at the close of business on February 17, 1998 will be entitled to vote at the Annual Meeting. AmSouth is currently authorized to issue up to two hundred million (200,000,000) shares of such common stock. As of February 17, 1998, there were 80,615,563 shares of common stock of AmSouth issued, outstanding and entitled to vote.
 Shareholders who are participants in AmSouth's Dividend Reinvestment and Common Stock Purchase Plan will find that the enclosed Proxy shows the total of the number of shares held by them in their own names and those shares, including fractions of shares, held on their behalf by the agent for the plan. Signing and returning the enclosed Proxy will allow voting of all shares, including those held by the agent.

 At February 17, 1998 no person was known to the Management of AmSouth to be the beneficial owner of more than five percent of AmSouth's outstanding common stock other than the Trust Department of AmSouth Bank (see the following table).
 The following tabulation reflects the number of shares of AmSouth common stock (rounded to the nearest whole number) beneficially owned by (i) AmSouth Bank, (ii) each director and nominee for director of AmSouth, (iii) the four most highly compensated executive officers who are not also directors (listed in the table under the heading "Certain Executive Officers") and (iv) the directors, nominees and executive officers of AmSouth as a group.
 All of the directors of AmSouth have elected to defer receipt of some or all of the retainer and meeting fees they are paid for service on the Board of Directors and to receive shares of AmSouth stock instead of cash when the deferred amounts are paid. Therefore, the ultimate value of the amounts deferred will be tied to the performance of AmSouth stock. As of February 17, 1998, the directors as a group held 9,304 shares of such deferred stock. Executive officers of AmSouth may make a similar election to defer receipt of bonuses and to receive shares of AmSouth stock when the deferred amounts are paid. Such stock, whether attributable to deferrals by directors or executive officers, is hereinafter referred to as "Deferred Stock."

                          AMSOUTH SHARES BENEFICIALLY OWNED(/1/) AS OF FEBRUARY 17, 1998+
                          ---------------------------------------------------------------------------------------------------
                                SOLE                       SHARED                                         PERCENT OF TOTAL
PERSON, GROUP OR ENTITY      POWER(/2/)                  POWER(/3/)            AGGREGATE                     OUTSTANDING
-----------------------   ---------------------         --------------        ----------------           --------------------
AmSouth Bank+
 (P.O. Box 11426,
 Birmingham, Alabama
 35202)                               4,249,742(/4/)            833,514(/5/)         5,083,256(/6/)(/7/)              6.3%
DIRECTORS AND NOMINEES
J. Harold Chandler                        9,670                                          9,670                          *
James E. Dalton, Jr.                        634                                            634                          *
Rodney C. Gilbert                         5,966                                          5,966                          *
Victoria Jackson
 Gregoricus                                 717                                            717                          *
Elmer B. Harris                           3,243                   1,986                  5,229                          *
Donald E. Hess                            4,737                                          4,737                          *
Ronald L. Kuehn, Jr.                      5,319                                          5,319                          *
James R. Malone                           2,178                   3,000                  5,178                          *
Francis A. Newman                           496                                            496                          *
Claude B. Nielsen                         3,855                                          3,855                          *
Benjamin F. Payton                        4,202                                          4,202                          *
C. Dowd Ritter                          408,289(/8/)              8,593                416,882                          *
Herbert A. Sklenar                        2,424                   5,622                  8,046                          *
CERTAIN EXECUTIVE
 OFFICERS
Sloan D. Gibson, IV                     100,750(/9/)                562                101,312                          *
W. Charles Mayer, III                    95,417(/1//0/)           1,430                 96,847                          *
Candice W. Rogers                        67,408(/1//1/)                                 67,408                          *
E.W. Stephenson, Jr.                    111,820(/1//2/)                                111,820                          *
Directors, Nominees and
 Executive Officers as a
 group (consisting of 22
 persons)                             1,070,115(/1//3/)          21,347              1,091,462                        1.4%

-------
* Less than one percent
+ Amounts and percentage for AmSouth Bank are as of December 31, 1997

NOTES
 (1) The number of shares reflected are shares which under applicable regulations of the Securities and Exchange Commission are deemed to be beneficially owned. Shares deemed to be beneficially owned under such regulations include shares as to which, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, either voting power or investment power is held or shared. The total number of shares beneficially owned is divided, where applicable, into two categories: shares as to which voting/investment power is held solely, and shares as to which voting/investment power is shared.
 (2) Unless otherwise indicated in the following notes, if a beneficial owner is shown as having sole power, the owner has sole voting as well as sole investment power, and if a beneficial owner is shown as having shared power, the owner has shared voting power as well as shared investment power. If ownership of restricted stock is shown, the individual has sole voting power, but no power of disposition. The amounts in this column include (a) 900 shares of restricted stock awarded under AmSouth's Director Restricted Stock Plan to each of directors Chandler, Gilbert, Harris, Hess, Kuehn, Malone, Nielsen, Payton and Sklenar, 467 shares of such restricted stock awarded to each of directors Gregoricus and Newman and 434 shares of restricted stock awarded to director Dalton and (b) shares of Deferred Stock held by the following directors in the amounts (rounded) shown: Mr. Chandler: 1,057; Mr. Gilbert: 3,703; Mr. Harris:
     915; Mr. Hess: 912; Mr. Kuehn: 973; Mr. Malone: 264; Mr. Newman: 29; Mr.
     Nielsen: 420; Dr. Payton: 107; and Mr. Sklenar: 924. These shares are held under the deferred compensation plan for directors and have no voting rights. Some individuals are shown as beneficial owners of shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan. The individual has sole voting power, but no direct power of disposition, with respect to the shares held in the Stock Fund, but can elect to move monies in and out of the Fund and/or change the amount of contributions, thereby affecting the individual's balance in the Fund.
 (3) This column may include shares held in the name of, among others, a spouse, minor children or certain other relatives sharing the same home as the director, nominee or executive officer, as to all of which beneficial ownership is disclaimed by the respective director, nominee and executive officer.
 (4) With respect to these shares, AmSouth Bank has sole voting power as to 4,163,945 shares, sole investment power as to 1,724,570 shares, shared investment power as to 2,044,659 shares, no voting power as to 85,797 shares and no investment authority as to 394,716 shares.
 (5) With respect to these shares, AmSouth Bank has shared voting power as to 781,058 shares, no voting power as to 52,456 shares, no sole investment power and shared investment power as to 489,995 shares.
 (6) Includes 1,146,939 shares held by AmSouth Bank as Trustee of AmSouth's Thrift Plan at December 31, 1997.
 (7) Shares reported as beneficially owned by AmSouth Bank are held in various fiduciary capacities and reflect the amount and percentage reported on
     Schedule 13G, dated February 13, 1998, as filed with the Securities and Exchange Commission.
 (8) Includes 134,280 shares which could be acquired within 60 days pursuant to stock options, 141,630 shares of restricted stock and 24,657 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.
 (9) Includes 41,249 shares that could be acquired within 60 days pursuant to stock options, 22,012 shares of restricted stock, 2,271 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan and 13,352 shares of Deferred Stock.
(10) Includes 37,685 shares which could be acquired within 60 days pursuant to stock options, 19,762 shares of restricted stock and 443 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.
(11) Includes 24,037 shares which could be acquired within 60 days pursuant to stock options, 19,762 shares of restricted stock and 752 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.
(12) Includes 41,148 shares that could be acquired within 60 days pursuant to stock options, 19,762 shares of restricted stock and 5,131 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.
(13) 38,616 of these shares are held by the AmSouth Stock Fund of the AmSouth Thrift Plan, 304,484 of these shares are restricted stock, 369,683 of these shares could be acquired within 60 days pursuant to stock options and 29,528 are shares of Deferred Stock.

 Participants in the AmSouth Thrift Plan who have balances in the AmSouth Stock Fund thereunder will be furnished copies of all proxy solicitation materials, and each participant may direct the plan Trustee how to vote the participant's proportionate interest in the stock held by the plan. Except with respect to the election of directors and any proposal for a merger or other reorganization, the Trustee may, in its discretion, vote shares for which no directions have been received. With respect to the election of directors and any proposal for a merger or other reorganization, the Trustee will not vote shares for which no voting directions are received.
 As of February 17, 1998, AmSouth held 9,363,483 shares of its common stock as Treasury shares.

ELECTION OF DIRECTORS

GENERAL
 Under AmSouth's Restated Certificate of Incorporation, the Board of Directors is divided into three classes, with the term of office of each class expiring in successive years. AmSouth's Bylaws provide that the number of directors will be fixed from time to time by the vote of two-thirds of the directors then in office who have been elected by the shareholders. On April 15, 1998, Director Hess will retire pursuant to the retirement policy adopted by the Board of Directors. The number of directors as of April 15, 1998 will be fixed at twelve, upon the director retirement described above. The terms of Class I Directors expire at this Annual Meeting. The terms of Class II Directors and Class III Directors will expire in 1999 and 2000, respectively. The Board of Directors is recommending the election to Class I of directors Victoria Jackson Gregoricus, Claude B. Nielsen and Benjamin F. Payton (currently members of Class I) and director Rodney C. Gilbert (currently a member of Class II). Director Gilbert has agreed to stand for election as a member of Class I to adjust an imbalance in the number of directors in each class as a result of the director retirement. Each of the Class I Directors elected at this Annual Meeting will serve three-year terms expiring at the 2001 Annual Meeting of Shareholders or until his or her respective successor is elected and qualified, except as provided in the Bylaws. It is intended that unless "Withhold Authority" is noted as to all or some of the nominees, proxies in the accompanying form will be voted at the Annual Meeting for the election of the nominees named below for the term indicated.
 If any nominee is not a candidate when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted, unless authorization is withheld, for any substitute nominees recommended by the Board of Directors. Management has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.
 The names of the nominees and the directors who will continue to serve unexpired terms and certain information relating to them, including the business experience of each during the past five years, follow. Service shown with AmSouth and its subsidiaries may include service with predecessor companies.

                 NOMINEES FOR TERMS EXPIRING IN 2001 (CLASS I)

                                 OFFICES WITH
                        DIRECTOR AMSOUTH OR           PRINCIPAL OCCUPATION
NAME OF DIRECTOR    AGE SINCE    ITS SUBSIDIARIES     FOR PAST 5 YEARS           OTHER DIRECTORSHIPS(/1/)
---------------------------------------------------------------------------------------------------------
Rodney C. Gilbert    58   1994                        Chairman of the Board and
                                                      Chief Executive Officer,
                                                      beginning March 1998,
                                                      Enfinity Corporation
                                                      (HVAC, energy and indoor
                                                      environmental services);
                                                      President and Chief
                                                      Executive Officer, 1993 to
                                                      March 1997, Rust
                                                      International Inc.
                                                      (provider of engineering
                                                      and environmental and
                                                      infrastructure consulting
                                                      services and other on-site
                                                      industrial and related
                                                      services)
Victoria Jackson     43   1997                        President and Chief        Hussman
 Gregoricus                                           Executive Officer, 1977 to   International, Inc.
                                                      date, DSS/ProDiesel, Inc.  Whitman Corporation
                                                      (manufacturer and
                                                      remanufacturer of diesel
                                                      fuel injection components)
Claude B. Nielsen    47   1993                        President and Chief        Colonial Properties
                                                      Executive Officer, May       Trust
                                                      1991 to date, Coca-Cola
                                                      Bottling Company United,
                                                      Inc. (soft drink bottler)
Benjamin F. Payton   65   1983                        President, Tuskegee        Morrison Health Care,
                                                      University, 1981 to date     Inc.
                                                                                 Praxair, Inc.
                                                                                 The ITT Corporation
                                                                                 The Liberty
                                                                                   Corporation
                                                                                 Ruby Tuesday, Inc.
                                                                                 Sonat Inc.

[Photo of Rodney C. Gilbert]         [Photo of Victoria Jackson Gregoricus]

     Rodney C. Gilbert                       Victoria Jackson Gregoricus





[Photo of Claude B. Nielsen]             [Photo of Benjamin F. Payton]

     Claude B. Nielsen                         Benjamin F. Payton

                DIRECTORS WHOSE TERMS EXPIRE IN 1999 (CLASS II)

                                   OFFICES WITH
                          DIRECTOR AMSOUTH OR        PRINCIPAL OCCUPATION
NAME OF DIRECTOR      AGE SINCE    ITS SUBSIDIARIES  FOR PAST 5 YEARS           OTHER DIRECTORSHIPS(/1/)
--------------------------------------------------------------------------------------------------------
J. Harold Chandler    48  1995                       Chairman of the Board,     Provident Companies,
                                                     April 1996 to date, and      Inc.
                                                     President and Chief        Herman Miller,
                                                     Executive Officer,           Inc.
                                                     November 1993 to date,     Storage Technology
                                                     Provident Companies, Inc.    Corporation
                                                     (insurance company);
                                                     President, Mid-Atlantic
                                                     Banking Group (District of
                                                     Columbia, Maryland and
                                                     Northern Virginia),
                                                     January 1992 to November
                                                     1993, NationsBank
                                                     Corporation (bank holding
                                                     company)
James E. Dalton, Jr.  55  1998                       President and Chief        Housecall Medical
                                                     Executive Officer, 1990 to   Resources,  Inc.
                                                     date, Quorum Health Group, Quorum Health Group,
                                                     Inc. (hospital ownership     Inc.
                                                     and management company)    Universal Health Realty
                                                                                  Income Trust
Elmer B. Harris       58  1989*                      President and Chief        Alabama Power
                                                     Executive Officer, March     Company
                                                     1989 to date, Alabama      Southern Company
                                                     Power Company (public
                                                     utility)
James R. Malone       55  1994                       Chairman of the Board,     Ametek, Inc.
                                                     December 1996 to date, and HMI Industries, Inc.
                                                     Chief Executive Officer,
                                                     May 1997 to date, HMI
                                                     Industries, Inc. (producer
                                                     of cleaners for
                                                     residential and commercial
                                                     use and other industrial
                                                     manufactured products);
                                                     Chairman of the Board and
                                                     Chief Executive Officer,
                                                     June 1990 to date, Intek
                                                     Capital, Inc. (private
                                                     investment and business
                                                     management); Chairman of
                                                     the Board, January 1996 to
                                                     February 1997, and
                                                     President and Chief
                                                     Executive Officer, May
                                                     1993 to December 1995 and
                                                     September 1996 to February
                                                     1997, of Anchor Glass
                                                     Container Corporation
                                                     (glass container
                                                     manufacturer); Chairman of
                                                     the Board, President and
                                                     Chief Executive Officer,
                                                     1990 to May 1993, Grimes
                                                     Aerospace (manufacturer of
                                                     aviation interior and
                                                     exterior lighting)

-------
* Mr. Harris was not on the Board during the period May--November 1995

[Photo of J. Harold Chandler]              [Photo of James E. Dalton, Jr.]

     J. Harold Chandler                          James E. Dalton, Jr.





  [Photo of Elmer B. Harris]                   [Photo of James R. Malone]

       Elmer B. Harris                               James R. Malone

                DIRECTORS WHOSE TERMS EXPIRE IN 2000 (CLASS III)

                                   OFFICES WITH
                          DIRECTOR AMSOUTH OR        PRINCIPAL OCCUPATION
NAME OF DIRECTOR      AGE SINCE    ITS SUBSIDIARIES  FOR PAST 5 YEARS           OTHER DIRECTORSHIPS(/1/)
--------------------------------------------------------------------------------------------------------
Ronald L. Kuehn, Jr.  62  1986                       Chairman of the Board,     Dun & Bradstreet
                                                     President and Chief         Corporation
                                                     Executive Officer, April   Praxair, Inc.
                                                     1986 to date, Sonat Inc.   Protective Life
                                                     (diversified energy         Corporation
                                                     holding company)           Sonat Inc.
                                                                                Southern Natural Gas
                                                                                 Company
                                                                                Transocean Offshore,
                                                                                 Inc.
                                                                                Union Carbide
                                                                                 Corporation
Francis A. Newman     49  1997                       Chairman of the Board,     Eckerd Corporation
                                                     February 1997 to date,     FabriCenters of
                                                     Chief Executive Officer,    America
                                                     February 1996 to date, and Jabil Circuits, Inc.
                                                     President and Chief
                                                     Operating Officer, July
                                                     1993 to date, Eckerd
                                                     Corporation (retail drug
                                                     company); President and
                                                     Chief Executive Officer,
                                                     January 1986 to June 1993,
                                                     F&M Distributors (retail
                                                     company)
C. Dowd Ritter        50  1993     Chairman of the   Chairman of the Board,     Alabama Power
                                   Board, President  September 1996 to date,     Company
                                   and Chief         and President and Chief
                                   Executive         Executive Officer, January
                                   Officer of        1996 to date, AmSouth and
                                   AmSouth and of    AmSouth Bank; President
                                   AmSouth Bank;     and Chief Operating
                                   Director,         Officer, August 1994 to
                                   AmSouth Bank      December 1995, and Vice
                                                     Chairman, July 1993 to
                                                     August 1994, AmSouth and
                                                     AmSouth Bank of Alabama;
                                                     Senior Executive Vice
                                                     President of AmSouth and
                                                     Senior Executive Vice
                                                     President and General
                                                     Banking Group Head of
                                                     AmSouth Bank of Alabama,
                                                     May 1991 to July 1993
Herbert A. Sklenar    66  1984                       Chairman Emeritus, June    Protective Life
                                                     1997 to date, Chairman of   Corporation
                                                     the Board, March 1997 to   Temple-Inland, Inc.
                                                     June 1997, and Chairman of Vulcan Materials
                                                     the Board and Chief         Company
                                                     Executive Officer, May
                                                     1992 to February 1997, all
                                                     of Vulcan Materials
                                                     Company (construction
                                                     materials and chemicals
                                                     company)

[Photo of Ronald L. Kuehn, Jr.]              [Photo of Francis A. Newman]

     Ronald L. Kuehn, Jr.                         Francis A. Newman





[Photo of C. Dowd Ritter]                     [Photo of Herbert A. Sklenar]

      C. Dowd Ritter                               Herbert A. Sklenar

NOTES

 (1) These are directorships with corporations subject to the registration or reporting requirements of the Securities Exchange Act of 1934 or registered under the Investment Company Act of 1940.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF DIRECTORS AS SET FORTH IN THIS PROXY STATEMENT.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

 The full Board of Directors met seven times during 1997. To assist it in carrying out its work, the Board of Directors has the following standing committees: Audit and Community Responsibility; Executive Compensation; Director Affairs; Finance and Employee Benefits; Strategic Planning; Trust and Investment; and an Executive Committee.
 The membership of the Audit and Community Responsibility Committee currently consists of Directors Herbert A. Sklenar (Chairman), James E. Dalton, Jr., Francis A. Newman, Donald E. Hess and Claude B. Nielsen. This committee is charged by the Board of Directors with several major functions, including the following: to oversee the audit and examination of the financial condition of the Corporation; to consider and review the policies of the Corporation addressing various internal control matters; and to review all significant litigation involving the Corporation. In performing these functions, the committee met four times during 1997.
 The Executive Compensation Committee is currently composed of Directors Ronald L. Kuehn, Jr. (Chairman), J. Harold Chandler, Elmer B. Harris, James R. Malone and Herbert A. Sklenar and met five times during 1997. The committee makes recommendations to the Board regarding AmSouth's overall executive compensation structure, is charged with the administration of AmSouth's executive compensation plans, designates awards for the senior executives on AmSouth's Management Committee under AmSouth's benefit plans and makes recommendations concerning the creation of new executive compensation plans and amendments to existing plans.
 The current members of the Director Affairs Committee are Directors Rodney C. Gilbert (Chairman), James E. Dalton, Jr., Victoria Jackson Gregoricus, Ronald
L. Kuehn, Jr. and Benjamin F. Payton. In addition to reviewing potential nominees and recommending new directors, the Director Affairs Committee is charged with reviewing the structure of the Board and its operation and recommending changes where appropriate. Further, the committee reviews and recommends changes in Board compensation and Board retirement policies. Procedures whereby individual shareholders can submit recommendations of persons to be considered for nomination as a director of AmSouth are described below in the "MISCELLANEOUS INFORMATION" section of this Proxy Statement. The committee met four times during 1997.
 The Finance and Employee Benefits Committee is currently composed of Directors J. Harold Chandler (Chairman), Elmer B. Harris, Victoria Jackson Gregoricus and James R. Malone and met five times during 1997. The committee is charged with the responsibility of reviewing and making recommendations concerning AmSouth's dividend policy and the issuance of securities by AmSouth. The committee also approves financial and investment policies, reviews the insurance risk management policy of AmSouth and oversees various aspects of AmSouth's broad-based employee benefit plans.
 The Strategic Planning Committee addresses the mission and strategic plans of AmSouth and significant issues and opportunities that affect that strategy. The committee also reviews AmSouth's plans for succession and management development and the performance of the Chief Executive Officer. The current members of the committee are Directors Benjamin F. Payton (Chairman), J. Harold Chandler, James E. Dalton, Jr., Rodney C. Gilbert, Victoria Jackson Gregoricus, Elmer B. Harris, Donald E. Hess, Ronald L. Kuehn, Jr., James R. Malone, Francis A. Newman, Claude B. Nielsen and Herbert A. Sklenar. The committee met twice during 1997.
 The Trust and Investment Committee has general oversight responsibility for the trust and investment activities of AmSouth and its subsidiaries. The committee reviews the audits and the examination reports for the trust and investment areas and also reviews reports from Management related to these activities. The current members of the committee are Directors Claude B. Nielsen (Chairman), Rodney C. Gilbert, Donald E. Hess, Francis A. Newman and Benjamin F. Payton. The committee met twice during 1997.
 The Executive Committee has the power to exercise all of the authority of the Board of Directors, to the extent allowed by law, and is specifically given the authority, among other things, to declare dividends. The members of the Executive Committee are the Chairman of the Board and the Chairmen of the other standing committees. The current members of the committee are Directors
C. Dowd Ritter (Chairman), J. Harold Chandler, Rodney C. Gilbert, Ronald L. Kuehn, Jr., Claude B. Nielsen, Benjamin F. Payton and Herbert A. Sklenar. The committee met one time during 1997.

DIRECTOR ATTENDANCE
 During 1997, all incumbent directors of AmSouth attended at least 75 percent of the total number of meetings of the Board of Directors and meetings of the committees of which they were members.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
 AmSouth is not aware of any instance during 1997 in which directors or executive officers of AmSouth failed to make timely filings required by
Section 16(a) of the Securities Exchange Act of 1934. AmSouth has relied on written representations of its directors and executive officers and copies of the reports that have been filed in making required disclosures concerning beneficial ownership reporting.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND LEGAL PROCEEDINGS
 Certain directors and executive officers of AmSouth and its subsidiaries, and certain associates and members of the immediate families of these individuals, were customers of, and had loan transactions with, AmSouth Bank in the ordinary course of business during 1997. In addition, certain of the foregoing are or have been executive officers or 10 percent or more shareholders in corporations, or members of partnerships, which are customers of such subsidiaries and which have had loan transactions with AmSouth Bank in the ordinary course of business. In the opinion of the management of AmSouth Bank, all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and corporations and did not involve more than the normal risk of collectibility or present other unfavorable features. Transactions of a similar nature will, in all probability, occur in the future in the ordinary course of business.

  On September 13, 1996, Anchor Glass Container Corporation ("Anchor") filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Chapter 11 Filing"). At the time of the Chapter 11 Filing, Director James R. Malone was Chairman, President and Chief Executive Officer of Anchor. Upon filing the petition, Anchor sought approval of the Bankruptcy Court for the sale of substantially all of its assets. This sale was approved by the Bankruptcy Court in December 1996 and was consummated on February 5, 1997. Mr. Malone ceased to be affiliated with Anchor in February 1997.

EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
  The following table provides summary information concerning compensation paid by AmSouth and its subsidiaries to its Chief Executive Officer, each of the four other most highly compensated executive officers of AmSouth at December 31, 1997 and Kristen M. Hudak, who resigned as an executive officer during the fourth quarter of 1997 but whose salary and bonus would have placed her among the four other most highly compensated executive officers (hereinafter referred to as the "named executive officers"), for the fiscal years ended December 31, 1997, 1996 and 1995.

                          SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------------
                                        ANNUAL COMPENSATION              LONG TERM COMPENSATION
                                  ------------------------------- ------------------------------------
                                                                           AWARDS            PAYOUTS
                                                                  ------------------------- ----------
                                                        OTHER                    SECURITIES
                                                        ANNUAL      RESTRICTED   UNDERLYING
                                                     COMPENSATION     STOCK       OPTIONS/     LTIP       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY($) BONUS($)    ($)(1)    AWARD(S)($)(2) SARS(#)(3) PAYOUTS($) COMPENSATION($)
---------------------------  ---- --------- -------- ------------ -------------- ---------- ---------- ---------------
C. Dowd Ritter               1997 $640,000  $900,000   $ 76,328     $        0          0      None(4)    $ 46,070(5)
 Chairman, President &       1996 $600,000  $720,000   $ 71,618     $2,428,458     47,625                 $ 43,670
 Chief Executive Officer     1995 $460,000  $400,000   $ 58,574     $1,102,063     40,987                 $ 18,128
 of AmSouth & AmSouth
 Bank
E.W. Stephenson, Jr.         1997 $300,000  $255,000   $ 35,861     $        0          0                 $ 56,974(5)
 Senior Executive Vice       1996 $275,000  $208,450   $ 50,144     $  647,441     12,637                 $ 44,474
 President                   1995 $250,000  $150,500   $ 60,696     $  109,883     15,900                 $ 42,099
 Florida Banking Group
Sloan D. Gibson, IV          1997 $260,000  $234,000   $ 26,402     $        0          0                 $ 15,600(5)
 Senior Executive Vice       1996 $245,000  $180,075   $ 35,229     $  647,441     12,637                 $ 14,700
 President & Chief           1995 $225,000  $124,650   $ 19,558     $   17,250     15,900                 $  5,157
 Financial Officer &
 Head of Finance,
 Commercial & Credit
  Group
W. Charles Mayer, III        1997 $260,000  $221,000   $ 43,592     $        0          0                 $ 20,800(5)
 Senior Executive Vice       1996 $245,000  $177,625   $ 37,243     $  647,441     12,637                 $ 19,900
 President                   1995 $216,667  $150,235   $ 32,982     $   13,656     12,637                 $ 51,315
 Alabama, Tennessee &
 Georgia Banking Group
Candice W. Rogers            1997 $240,000  $204,000   $ 28,898     $        0          0                 $ 14,400(5)
 Senior Executive Vice       1996 $220,000  $159,900   $ 51,106     $  647,441     12,637                 $ 13,200
 President                   1995 $185,417  $109,396   $ 12,478     $    9,911      9,150                 $  2,380
 Consumer Banking Group
Kristen M. Hudak*            1997 $335,000  $200,000   $ 39,055     $        0          0                 $ 20,100(5)
                             1996 $325,000  $243,750   $114,427     $  655,919     14,925                 $ 19,500
                             1995 $218,750  $200,000   $ 12,002     $  313,750     30,000                 $125,876

-------------------------------------------------------------------------------
* Ms. Hudak resigned as Chief Financial Officer in the fourth quarter of 1997. See "Additional Agreement" below in this Proxy Statement.
(1) These amounts include tax gross-ups and perquisites such as club dues, auto allowances and financial planning assistance.
(2) Amount is based on market value on date of grant. Dividends are paid on all restricted shares. The following table provides information about restricted shares unreleased as of December 31, 1997.

                          AGGREGATE # OF
                         RESTRICTED SHARES                       VALUE BASED ON YEAR END
  NAME                        HELD(3)                            STOCK PRICE OF $54.3125
  ----                   -----------------                       -----------------------
  Ritter                      143,955                                  $7,818,556
  Stephenson                   25,495                                  $1,384,697
  Gibson                       22,912                                  $1,244,408
  Mayer                        20,474                                  $1,111,994
  Rogers                       20,279                                  $1,101,403
  Hudak                        15,000                                  $  814,688

None of the restricted awards listed in the Summary Compensation Table or in the Footnote Table above have a vesting schedule of less than three years.

Mr. Ritter received a restricted stock grant in May 1995 with a vesting schedule of eight years unless AmSouth's stock price reached $40 a share (adjusted for stock split) for ten consecutive trading days during the restricted period. If this event occurred, the shares could have vested as early as May 1998. During 1997, although AmSouth's stock exceeded this price level, Mr. Ritter agreed to forego the early vesting provision.
(3) Amounts shown in these columns reflect the effects of a three-for-two stock split in April 1997.
(4) No payouts have yet been made under the cash award portion of the long term incentive plan currently in place for the named executive officers, known as the 1997 Performance Incentive Plan.
(5) These amounts reflect Company Matching contributions to the AmSouth Thrift Plan and Supplemental Thrift Plan and payouts related to the former Profit Sharing Plan as shown below.

                                   COMPANY                                          FORMER PROFIT
  NAME                           MATCH THRIFT                                       SHARING PLAN
  ----                           ------------                                       -------------
  Ritter                           $38,400                                             $7,670
  Stephenson                       $18,000                                             $4,810
  Gibson                           $15,600                                             $    0
  Mayer                            $15,600                                             $5,200
  Rogers                           $14,400                                             $    0
  Hudak                            $20,100                                             $    0

In the case of Mr. Stephenson, the amount shown in the Summary Compensation Table also includes relocation related payments in the amount of $34,164.

STOCK OPTIONS AND SARS
 No grants of stock options or stock appreciation rights were made during 1997 to any of the named executive officers.

OPTION EXERCISES AND HOLDINGS
 The following table provides information concerning the exercise of stock options during 1997 by the named executive officers and the unexercised stock options held by them at December 31, 1997.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
                   FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                 OPTIONS/SARS AT                 OPTIONS/SARS AT
                                                                    FY-END(#)                       FY-END($)
                         SHARES ACQUIRED VALUE REALIZED(1) ---------------------------- ----------------------------------
          NAME           ON EXERCISE (#)        ($)        EXERCISABLE / UNEXERCISABLE    EXERCISABLE / UNEXERCISABLE(1)
------------------------ --------------- ----------------- ---------------------------    ------------------------------
C. Dowd Ritter..........      9,000          $292,635       134,280 /  0                 $4,280,123/ $0
E.W. Stephenson, Jr.....      9,325          $230,607        41,148 /  0                 $1,342,232/ $0
Sloan D. Gibson, IV.....          0          $      0        41,249 /  0                 $1,337,764/ $0
W. Charles Mayer, III...      1,930          $ 59,502        37,685 /  0                 $1,223,882/ $0
Candice W. Rogers.......          0          $      0        24,037 /  0                 $  742,666/ $0
Kristen M. Hudak........      8,000          $208,078        36,924 /  0                 $1,191,435/ $0

(1) Market value of underlying securities at exercise or year-end, as applicable, minus the exercise price.

LONG TERM INCENTIVE PLAN AWARDS
 The following table provides information regarding awards made in 1997 to the named executive officers pursuant to AmSouth's 1997 Performance Incentive Plan.

            LONG TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                            ESTIMATED FUTURE PAYOUTS UNDER
                           NUMBER OF      PERFORMANCE OR    NON-STOCK - PRICE-BASED PLANS
                         SHARES, UNITS, OTHER PERIOD UNTIL --------------------------------
                            OR OTHER      MATURATION OR    THRESHOLD    TARGET    MAXIMUM
          NAME             RIGHTS(#)          PAYOUT          ($)        ($)        ($)
        --------         -------------- ------------------ ---------- ---------- ----------
C. Dowd Ritter..........      --            1997-1999      $1,122,100 $2,244,200 $4,488,400
E.W. Stephenson, Jr.....      --            1997-1999      $  299,227 $  598,453 $1,196,906
Sloan D. Gibson, IV.....      --            1997-1999      $  299,227 $  598,453 $1,196,906
W. Charles Mayer, III...      --            1997-1999      $  299,227 $  598,453 $1,196,906
Candice W. Rogers.......      --            1997-1999      $  299,227 $  598,453 $1,196,906

 Effective January 1, 1997, AmSouth adopted the 1997 Performance Incentive Plan for members of the Management Committee, including the named executive officers. Opportunities to receive cash payouts under the 1997 Performance Incentive Plan were granted in 1997. The amount of the eventual payments will depend on the achievement of certain earnings per share and return on equity goals for the three-year period 1997 through 1999. Any payments will be made after year-end 1999. For a more detailed description of these grants, see the "1997 Performance Incentive Plan" section of the "Executive Compensation Committee Report on Executive Compensation" contained in this Proxy Statement. Kristen M. Hudak is no longer a participant in this Plan.

RETIREMENT PLAN
 The following table shows the estimated annual benefits payable at normal retirement age (age 65) under AmSouth's qualified defined benefit Retirement Plan, as well as under a nonqualified Supplemental Retirement Plan. This supplemental plan provides benefits that would otherwise be denied participants under the qualified Retirement Plan because of Internal Revenue Code limitations on qualified plan benefits, as well as additional benefits that serve to strengthen the competitiveness of AmSouth's overall executive compensation program.

                              PENSION PLAN TABLE

                                                    YEARS OF SERVICE
                                         ---------------------------------------
AVERAGE ANNUAL
COVERED COMPENSATION                       10      15      20      25      30
--------------------                     ------- ------- ------- ------- -------
$  200,000..............................  34,262  51,645  69,195  86,745 104,295
   300,000..............................  52,262  78,645 105,195 131,745 158,295
   400,000..............................  70,262 105,645 141,195 176,745 212,295
   500,000..............................  88,262 132,645 177,195 221,745 266,295
   600,000.............................. 106,262 159,645 213,195 266,745 320,295
   700,000.............................. 124,262 186,645 249,195 311,745 374,295
   800,000.............................. 142,262 213,645 285,195 356,745 428,295
   900,000.............................. 160,262 240,645 321,195 401,745 482,295
 1,000,000.............................. 178,262 267,645 357,195 446,745 536,295
 1,100,000.............................. 196,262 294,645 393,195 491,745 590,295

 The benefits shown are not subject to any deduction for Social Security benefits or other offset amounts.

 The compensation covered by the combination of plans covering the named executive officers is the base salary plus bonus earned for the year by the executive. The amount of the retirement benefit is determined by the length of the retiree's credited service under the plans and the annual average covered compensation, which is the base salary plus bonus for the retiree for the 60 consecutive highest compensated months out of the 120 months preceding retirement. The full years of credited service under the plans for the named executive officers are as follows: Mr. Ritter: 25 years; Mr. Stephenson: 22 years; Mr. Gibson: 5 years; Mr. Mayer: 19 years; Ms. Rogers: three years; and Ms. Hudak: three years. For purposes of calculating the benefit provided under the plans, credited service in excess of 30 years is disregarded. Benefits shown are computed as a straight life annuity beginning at age 65.

STOCK OWNERSHIP GUIDELINES FOR OFFICERS
 AmSouth has adopted common stock ownership guidelines for the officers who are members of the corporate Management Committee of AmSouth. Ownership targets are expressed as a multiple of salary and are as follows:
(i) executive vice presidents: one times salary; (ii) senior executive vice presidents and above who are not directors: three times salary; and (iii) officers who are directors: five times salary. Shares considered owned include individually owned shares, restricted shares of AmSouth stock, shares credited to deferral accounts under AmSouth's Deferred Compensation Plan and benefit plan investments in AmSouth stock. All of the members of the Management Committee have met their ownership targets.

COMPENSATION OF DIRECTORS
 FEES
 Non-employee directors of AmSouth are paid a fee of $4,000 per calendar quarter ($4,750 for Committee Chairmen) during which the director has served. In addition, each such director is paid a fee of $1,500 for each meeting of the Board and $800 for each committee meeting which the director attends. Individual directors may, at their option, elect to defer the receipt of directors' fees, and the deferred amounts are deemed invested in AmSouth common stock. All of the directors of AmSouth have elected to defer receipt of some or all of the retainer and meeting fees they are paid for service on the Board of Directors and to invest these fees in Deferred Stock of AmSouth.

 DIRECTOR STOCK PURCHASE PROGRAM
 Under AmSouth's Director Stock Purchase Program, directors who own less than 5,000 shares of AmSouth stock and are not within three years of retirement from the Board are required to use at least one quarterly retainer each 15 months to purchase AmSouth stock. This requirement may also be fulfilled by the deferral of fees that are invested in Deferred Stock as described in "Fees" above.

 DIRECTOR RESTRICTED STOCK PLAN
 Each non-employee director of AmSouth is a participant in the Director Restricted Stock Plan. Each such director who was a member of the Board of Directors on April 20, 1995 (the effective date of the Plan) was granted 1,000 shares of restricted stock on such date, except that each director who was scheduled to retire from the Board under the Board's retirement policy prior to April 1, 2000 (the Plan's termination date) was granted 200 shares of restricted stock for each remaining year of service as a director. The Plan provides that 200 shares granted to each director will vest on April 1 of each of the years 1996 through 2000. Adjustments are made for stock splits and similar corporate events.
 Each person who first becomes a non-employee director after April 20, 1995 will be granted 16.67 shares of restricted stock for each calendar month or fraction thereof from the director's election to the following March 31 (rounded to the nearest whole share), plus 200 shares for each subsequent Plan Year (April 1--March 31) until the earlier of April 1, 2000 or the director's scheduled retirement date. The product of 16.67 shares times the number of full and partial calendar months from the director's election to the following March 31 (rounded to the nearest whole share) will vest on the April 1 following such election, and 200 shares will vest on each April 1 thereafter through the earlier of April 1, 2000 or the date on which all shares have vested.
 All shares of restricted stock will vest immediately upon the director's death or disability. At the time the restricted stock vests, the director is entitled to receive a cash tax-offset "supplemental payment" in an amount equal to the amount necessary to pay the federal and state income tax payable with respect to both the vesting of the restricted stock and receipt of the supplemental payment, assuming the director is taxed at the maximum effective tax rate. If a director leaves the Board of Directors before all of the director's shares of restricted stock have vested, the unvested shares will be forfeited, except for those shares that were scheduled to vest on the next April 1, which will vest upon the director leaving the Board.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AGREEMENTS
 EMPLOYMENT AGREEMENT
 AmSouth has entered into an Employment Agreement (the "Agreement") with Mr. Ritter. The Agreement has an initial term of three years, but contains automatic renewal provisions, such that the remaining term of the Agreement at any given time will be three years. The Agreement provides that Mr. Ritter will be paid the following compensation: a base salary not less than his base salary on January 1, 1998, and as it may be increased from time to time; the opportunity to earn a bonus under AmSouth's Executive Incentive Plan and to participate in AmSouth's long term incentive compensation programs at a level commensurate with his position; retirement benefits not less than those provided under AmSouth's Supplemental Retirement and Supplemental Thrift Plans; AmSouth's normal employee benefits, commensurate with his position; perquisites suitable to his position with AmSouth; and reimbursement of certain expenses incurred in performing his duties.
 If Mr. Ritter's employment is terminated by AmSouth for reasons other than death, disability, retirement or "Cause" (as defined) or if he terminates his employment for "Good Reason" (as defined): (A) he is entitled to be paid a lump sum cash payment equal to the following: (i) the number of years remaining in the term of the Agreement multiplied by base salary, bonus, long term incentive grant value and certain other compensation, all based on compensation amounts paid in prior periods or, in certain cases, the current actual bonus opportunity, if greater; (ii) certain compensation otherwise payable for the year in which termination occurs; and (iii) the amount of other benefits accrued under AmSouth's Supplemental Retirement Plan and Supplemental Thrift Plan; and (B) AmSouth will under certain circumstances continue health and welfare benefit coverage for the number of years remaining in the term of the Agreement at the same cost and terms as of the date of termination. All unvested stock awards will vest on the date of termination, except in the case of a termination for "Cause." AmSouth will also reimburse Mr. Ritter for certain excise taxes that he may be obligated to pay as a result of receiving payments under the Agreement.

 EXECUTIVE SEVERANCE AGREEMENTS
 AmSouth has also entered into an Executive Severance Agreement (the "ESAs") with each of the named executive officers, other than Mr. Ritter, whose employment agreement is described above, and Ms. Hudak, whose agreement has terminated. The ESAs have terms of three years, but are automatically extended for one additional year at the end of the initial term and each subsequent year unless, within 12 months prior to the end of the term, AmSouth gives notice to the executive that the term of the ESA will not be extended. However, if a "Change in Control" (as defined) occurs while the ESA is in effect, the ESA will remain in effect for the longer of (i) 24 months beyond the month in which the Change in Control occurred or (ii) until all obligations of AmSouth are fulfilled and all benefits paid to the executive. The ESAs provide that the executive will be paid certain severance benefits if a Change in Control occurs and within 24 months thereafter the executive's employment is terminated under circumstances described in the ESAs. The ESAs also provide that if an employment termination arises in connection with or in anticipation of a Change in Control, the executive's rights will be the same as if the termination had occurred within two years following a Change in Control.
 The severance benefits payable under the ESAs are as follows: (i) an amount equal to the "Severance Multiplier", multiplied by base salary, bonus, long term incentive grant value and certain other compensation, all based on compensation amounts paid in prior periods or, in certain cases, the current actual bonus opportunity, if greater; (ii) certain compensation otherwise payable for the year in which the termination occurs; (iii) continuation of benefits pursuant to welfare benefit plans under certain conditions; and (iv) lump sum cash payments of certain other benefits accrued by the executive under AmSouth's Supplemental Retirement Plan, Supplemental Thrift Plan and relocation policy. The "Severance Multipliers" are 3.0 for all of the named executive officers. In certain circumstances, the executive may be compensated for excise taxes that will be due as a result of the payment of benefits.

 ADDITIONAL AGREEMENT
 During the fourth quarter of 1997, Kristen M. Hudak resigned as Chief Financial Officer of AmSouth. Ms. Hudak has agreed to be available to provide consulting services as requested by AmSouth through not later than June 30, 1998, and will be paid a monthly amount therefor equal to her former monthly base salary.

INFORMATION WITH RESPECT TO EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
 The following directors currently serve as members of the Executive Compensation Committee of AmSouth's Board of Directors and also served on the Committee during 1997:

  Ronald L. Kuehn, Jr. (Chairman)
  J. Harold Chandler
  Elmer B. Harris
  James R. Malone
  Herbert A. Sklenar

 C. Dowd Ritter, Chairman, President and Chief Executive Officer of AmSouth serves as a director of Alabama Power Company, and Elmer B. Harris, President and Chief Executive Officer of Alabama Power Company, serves as a member of the Executive Compensation Committee of AmSouth.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
 INTRODUCTION AND OVERALL PHILOSOPHY
 The Executive Compensation Committee (the "Committee") of AmSouth's Board of Directors is composed of five non-officer directors. The Committee oversees AmSouth's executive compensation program and is specifically responsible for evaluating and approving compensation plans, payments and awards for AmSouth's most senior executives under this program. During 1997, the Committee held five meetings.
 In discharging this responsibility, the Committee has, for a number of years, used the services of compensation consultants as a resource. Compensation consultants have also been utilized in the process of developing the current AmSouth executive compensation plans.
 The following comments are applicable to executive officers of AmSouth (the ten members of the corporate Management Committee), including the Chief Executive Officer and the named executive officers.

 EXECUTIVE COMPENSATION POLICIES
 AmSouth's executive compensation program has as its stated purpose to attract, reward, retain and motivate the strong leadership necessary to achieve, over time, superior financial performance. There are three components to the program: base salary, short term incentives and long term incentives.
 Base salary provides the foundation for executive pay; its purpose is to compensate the executive for performing his or her basic duties. The short term incentive program is intended to provide rewards for favorable short term performance. The purpose of the long term incentive program is to provide incentives and rewards for long term performance and to motivate long term thinking.
 AmSouth provides total compensation opportunities for executives generally based on a comparison with the practices of a group of Peer Banks as hereinafter defined. Within this framework, the opportunities are designed with both an external and internal focus. Externally, the intent is to correlate the opportunities with AmSouth's performance ranking among the Peer Banks. Internally, the intent is to correlate the opportunities with AmSouth's performance results achieved as compared to the short and long term goals set. In using this blended approach, the Committee considers the entire pay package when setting each portion of pay.
 The Peer Bank group utilized by AmSouth includes U.S. commercial banks with total assets ranging from one-half to twice AmSouth's asset size, for which compensation data is available. The Committee believes this is the best comparison group for AmSouth, both for purposes of establishing competitive levels of compensation and to compare relative performance. It reflects the banking industry at an appropriate size relative to AmSouth, including companies within the parameters stated, and is large enough to provide a valid comparison both for compensation and performance. For purposes of the stock performance graph comparison contained in this Proxy Statement, AmSouth has compared itself to the performance of the S&P Regional Bank Index because it is a conveniently referenced, published index. However, AmSouth believes that a more select peer group is appropriate for purposes of establishing executive compensation.

 BASE SALARY
 AmSouth's salary ranges are set so that their midpoints are at the average of the Peer Banks, as those banks are represented in various salary surveys to which AmSouth has access. Progress within a particular executive's salary range, and thus annual base salary increases, are determined based on:

   Projected base salary increases in the banking industry in general; and The individual's experience, tenure and individual performance each year.

 Base salary adjustments for all executive officers are approved by the Committee and, with respect to the named executive officers, the base salaries earned are reflected in the Summary Compensation Table for 1997. In general, base salaries for executive officers are at the average of the Peer Banks.

 SHORT TERM INCENTIVE PROGRAM
 AmSouth's primary short term incentive plan for its senior managers, the Executive Incentive Plan, calls for the establishment of annual goals for the overall Corporation and each business unit. Corporate performance is determined by the Committee's evaluation of the year's results against the annual goals approved by the Committee. Goals for objective performance measurement purposes under the Plan may include one or more of the following:

  Earnings per Share
  Return on Average Assets
  Return on Average Equity
  Credit Quality Measures
  Efficiency Ratio
  Loan Growth
  Deposit Growth
  Non-interest Revenue Growth

 The organizational focus and weighting for the purpose of goal setting and evaluation varies depending on the Executive Incentive Plan participant category. Currently, the participants are the ten members of the corporate Management Committee. Payments for Officer/Directors (currently only Mr. Ritter) are based solely on the Corporation's performance against goals. Other senior executives' payments are based primarily on the Corporation's performance and secondarily on their unit's performance against goals.
 Each participant has a "base bonus opportunity," expressed as a percentage of base pay associated with the achievement of goals. The base bonus opportunities are established by analyzing the average practices of the previously referenced Peer Banks as represented in available surveys. Under the Executive Incentive Plan, these targeted payment percentages differ depending on various participant levels and positions held, and for the 1997 performance year ranged from 35 percent up to 60 percent.
 The possible payout percentage can range from zero percent to 200 percent of the base bonus opportunity based on a rating from 0.0 to 2.0 as determined by an evaluation of performance results against goals. The Committee may exercise downward discretion from these amounts. Payouts under the Executive Incentive Plan will be made in cash, and a participant can defer his or her payout by making a written election to do so prior to the Plan Year in accordance with the AmSouth Bancorporation Deferred Compensation Plan.
 The Executive Incentive Plan has been approved by the shareholders, and, therefore, all amounts paid under this plan will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code") and will be tax deductible.
 In addition, the Committee has the ability to make supplemental bonus awards in addition to those under the Executive Incentive Plan based on extraordinary achievements.

 LONG TERM INCENTIVE PROGRAM
 1997 PERFORMANCE INCENTIVE PLAN
 The 1997 Performance Incentive Plan ("PI Plan") permits the granting of cash-based, long term incentive opportunities. The objectives of the PI Plan are to optimize AmSouth's profitability and growth through incentives which are consistent with the Corporation's objectives and which link the interests of participants to those of the Corporation's shareholders, to provide participants with an incentive for excellence in individual performance and to promote teamwork among participants.
 The PI Plan is intended to further reinforce certain strategic business needs and financial performance goals also underlying the Corporation's 1996 Long Term Incentive Compensation Plan.
 The PI Plan has been initially utilized to focus AmSouth's most senior officers (the ten members of the corporate Management Committee) on AmSouth's three-year strategic plan. This strategic plan has, as its foundation, aggressive earnings per share ("EPS") and return on equity ("ROE") goals. The PI Plan grants establish cash payouts which may be earned at varying levels of EPS and ROE achieved over the three years from 1997 through 1999. Cash award opportunities were granted effective January 1, 1997.
 The senior executives receiving these grants under the PI Plan will forego annual stock options and restricted stock grants through 1999. As part of their grants under the PI Plan, these officers were invited to (and did) make open-market share purchases of AmSouth stock (up to individually set limits). Their open-market purchases are required to be held for six years and are matched share-for-share with restricted stock which vests at retirement. The PI Plan cash award opportunities described above have been set such that cash payments received under the PI Plan at the end of the performance period might be less than, equal to or more than the cost of the executives' stock purchases depending upon the level of performance achieved by AmSouth.
 The objective of the PI Plan grants is not only to reinforce aggressive strategic goals, but to build stock ownership among AmSouth's senior officers and to establish an appropriate balance of risk and reward for these executives. The initial grant under the PI Plan greatly increases stock ownership (much of which is through use of the executives' own funds), creates focus on shareholder value and aligns executive interests more directly with AmSouth's three-year EPS and ROE financial goals. Because the PI Plan has been approved by shareholders, amounts which may be earned under the PI Plan will qualify as performance-based compensation under Section 162(m) of the Code.

 1996 LONG TERM INCENTIVE COMPENSATION PLAN
 AmSouth's 1996 Long Term Incentive Compensation Plan (the "1996 LTIP") was approved by shareholders in 1996 and is qualified under Section 162(m) of the Code. Its primary purpose is to promote the long term success of AmSouth and its subsidiaries by providing financial incentives to key employees who are in positions to make significant contributions toward such success.
 The 1996 LTIP is a key component of executive compensation, and two types of long term incentives were utilized under it in 1997: stock options and restricted stock grants. As described below, the 1996 LTIP links executives' interests directly to the interests of shareholders in two ways:

   The greater the increase in stock value, the greater the reward to the executive under both types of incentives; and
   The number of shares of restricted stock granted increases as AmSouth's long term performance against the Peer Banks improves.

 AmSouth develops its grant sizes for stock options and restricted stock first by determining the average of the long term incentive opportunities provided to executives in similar positions at the Peer Banks. This calculation is made with the help of an outside consultant. Market data on the Peer Banks is limited to that available in surveys to which AmSouth has access.
 Then, the Committee delivers one-half of that value in the form of stock options and one-half in the form of a target restricted stock opportunity that is based on AmSouth's performance against the Peer Banks. (The actual restricted stock award may differ from the target opportunity depending on performance, as discussed below.) The Committee believes this strikes an appropriate balance between incentives for future performance and rewards for past performance.

 Stock Options
 Stock options are granted for two primary reasons. First, the Committee believes that they align executive pay with shareholders' interests, since no rewards are realized unless the stock value increases. Second, they are the most prevalent type of long term incentive at the Peer Banks, and the issuance of options enables AmSouth to be competitive in that respect. The options to purchase AmSouth stock that were granted in 1997 were issued at 100 percent of the fair market value of AmSouth common stock on the date of the grant, became exercisable one year after date of grant and expire ten years after the date of grant, except in the cases of death, disability, retirement and change in control. In these cases the options vest immediately and must be exercised within certain specified periods following any one of the events noted above. In the case of voluntary termination or involuntary termination without cause, outstanding vested options must be exercised within a specified time period. In the case of termination for cause, all outstanding options are forfeited. To the extent possible under the Code, such options qualify as "incentive stock options" under Section 422(a) thereof.

 Restricted Stock
 Most of the restricted stock grants made in 1997 were based on the percentile ranking of AmSouth's prior three-year total shareholder return ("TSR") against the Peer Banks. A formula was developed that provides a particular grant based on the percentile level of performance. The better the performance, the larger the grant size. Grant sizes can range from zero percent to 200 percent of an average market grant. One hundred percent of an average market grant would result if AmSouth's performance is at the 50th percentile of the Peer Banks' performance results.
 For the three years ending with 1996, AmSouth's TSR performance was at the 44th percentile of the Peer Banks. This resulted in a restricted stock grant at 90 percent of the targeted Peer Bank average. In addition, a limited number of special restricted stock grants were made in 1997 primarily to attract new executives to AmSouth.
 For the restricted stock grants made in 1997, the stock will be held by the Corporation for three years before it is released to the executive, except in the cases of death, disability, retirement and change in control. In these cases, the restricted stock will vest immediately. Executives receive dividends on their shares and experience the impact of stock price decreases and the rewards of stock price increases throughout the restriction period. Thus, executives are encouraged to think in ways that promote corporate performance and benefit shareholders. These shares also serve as a positive incentive to encourage key officers to remain with the Corporation, since the stock is forfeited if the executive leaves prior to the end of the restriction period.

 CHIEF EXECUTIVE OFFICER COMPENSATION
 Mr. Ritter has served as President and Chief Executive Officer since January 1, 1996, and Chairman, President and Chief Executive Officer since September 1, 1996. Mr. Ritter's salary was increased from $600,000 to $640,000 effective January 1, 1997 based on the Committee's assessment of his and AmSouth's overall performance. Based on market studies available to the Committee, the Committee believes Mr. Ritter's current salary is somewhat below the median salary paid by comparable companies. Mr. Ritter was paid a total short term incentive of $900,000 for 1997 (paid in 1998), compared to $720,000 for 1996 (paid in 1997). The 1997 incentive was composed of an award equal to 200 percent of his base bonus opportunity under the Executive Incentive Plan of $768,000, and a supplemental award for extraordinary performance of $132,000 not under the Executive Incentive Plan. These amounts were earned given AmSouth's performance in excess of the pre-established goals for 1997. As noted previously, Mr. Ritter did not receive any grants under the 1996 LTIP in 1997 due to his receipt of a grant under the 1997 PI Plan and a corresponding restricted stock grant under the 1996 LTIP in 1996.

 CONCLUSION
 The Committee believes that under the AmSouth Executive Compensation Program, executive officers' compensation generally has been commensurate with AmSouth's financial performance and total value received by its shareholders. The Committee reviews the program on an ongoing basis and will make modifications as needed to continue to meet AmSouth's business and compensation objectives with the ultimate goal of maximizing long term shareholder value.
 Submitted by the Executive Compensation Committee of the AmSouth
Bancorporation Board of Directors:

  Ronald L. Kuehn, Jr. (Chairman)
  J. Harold Chandler
  Elmer B. Harris
  James R. Malone
  Herbert A. Sklenar

PERFORMANCE GRAPH
 Set forth below is a graph comparing the yearly percentage change in the cumulative total return of AmSouth's common stock against the cumulative total return of the S&P 500 Index and the S&P Regional Bank Index for the last five years. It assumes that the value of the investment in AmSouth common stock and in each index was $100.00 and that all dividends were reinvested.

                         [GRAPH APPEARS HERE]


                           AMSOUTH STOCK PERFORMANCE
                   5 YEAR CUMULATIVE TOTAL RETURN COMPARISON
                AMSOUTH, S&P 500 INDEX & S&P REGIONAL BANK INDEX

Measurement period
(Fiscal Year Covered)       AmSouth            S&P 500        S&P Regional Bank
---------------------   ----------------    ------------    ----------------------
Measurement PT -
12/31/92                      $100              $100                 $100
FYE12/31/93                   $100              $110                 $106
FYE12/31/94                   $ 86              $111                 $100
FYE12/31/95                   $141              $153                 $158
FYE12/31/96                   $176              $189                 $215
FYE 12/31/97                  $304              $251                 $325


 The information provided under the headings "Executive Compensation Committee Report on Executive Compensation" and "Performance Graph" above shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, or subject to Regulation 14A or 14C, other than as provided in Item 402 of Regulation S-K, or to liabilities of Section 18 of the Securities Exchange Act of 1934 and, unless specific reference is made therein to such headings, shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

VOTING PROCEDURES

 Under the Delaware General Corporation Law (the "DGCL") and AmSouth's Bylaws, the presence in person or by proxy of a majority of the outstanding shares of common stock is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. For these purposes, shares which are present, or represented by a proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or the proxy abstains from voting on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum of the shareholders is established, under the DGCL (i) the directors standing for election must be elected by a plurality of the shares of common stock present, in person or by proxy, at the Annual Meeting, and (ii) any other action to be taken must be approved by the vote of the holders of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting. Broker non-votes will not have an effect on the outcome of the election of directors.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

 The independent public accounting firm selected by the Board of Directors for the calendar year 1998 is Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

MISCELLANEOUS INFORMATION

SHAREHOLDER PROPOSALS
 In order to be included in the proxy materials for AmSouth's 1999 Annual Meeting, any proposals of shareholders intended to be presented at that meeting must be received in written form at AmSouth's executive offices on or before November 15, 1998.

NOMINATIONS FOR DIRECTORS
 AmSouth's Bylaws require shareholders who wish to submit to the Annual Meeting of Shareholders nominations of persons for election to the Board of Directors to follow certain procedures. The shareholder must give notice in writing of the nomination to the Secretary of AmSouth at its office at 1400 AmSouth-Sonat Tower, 1900 Fifth Avenue North, Birmingham, Alabama 35203, not later than the close of business on the 60th day, nor earlier than the 90th day, prior to the first anniversary of the preceding year's Annual Meeting. However, if the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be delivered not earlier than the close of business on the 90th day prior to such Annual Meeting and not later than the close of business on the later of the 60th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by AmSouth. The shareholder must be a shareholder of record at the time the notice is given. The shareholder's notice must set forth (a) as to each nominee all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder (including the nominee's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected) and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of the shareholder, as they appear on AmSouth's books, and of such beneficial owner and (ii) the number and class of shares of AmSouth owned of record and beneficially by such shareholder and such beneficial owner.

--------------------------------------------------------------------------
AMSOUTH

PROXY

For Annual Shareholders' Meeting
1.  ELECTION OF DIRECTORS
    [ ] FOR all nominees listed below (except as marked to the contrary below).

    [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below. If you do not indicate that you withhold authority to vote for the election of any nominee, this proxy will be counted as voting for that nominee.)
        1. Rodney C. Gilbert
        2. Victoria Jackson Gregoricus
        3. Claude B. Nielsen
        4. Benjamin F. Payton

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES.

  The undersigned hereby appoints David E. White, Charles S. Northen, IV and Cary L. Jones (the "Proxies") and any of them, jointly or severally, the lawful attorneys of the undersigned with full power of substitution to vote all of the stock of AMSOUTH BANCORPORATION standing in the name of the undersigned at the close of business on February 17, 1998 upon the books of the Corporation, at the Annual Meeting of Shareholders to be held on Thursday, April 16, 1998 and at any adjourned meeting or meetings, as indicated herein.



                                        (Continued on Reverse Side)

        NUMBER OF SHARES

The Proxies will vote the shares represented hereby as directed by the undersigned shareholder, but if no direction is given, they will vote all of the shares FOR the election of all nominees.

The Proxies are further authorized to vote, in their discretion, on any other matters that may properly come before the meeting or any adjournment thereof.

Please sign exactly as name appears below. When shares are held by joint
------------------------------------------------------------------------
tenants, both should sign. When signing as attorney, executor, administrator,
-------------------------
trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                        DATED:                                 ,1998
                              ---------------------------------
                        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



                        --------------------------------------------
                        Signature



                        --------------------------------------------
                        Signature if held jointly


(Continued from Reverse Side)